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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62243), Form S-8 (No. 333-70689), Form S-8 (No.
33-00020), Form S-8 (No. 333-94121), Form S-8 (No. 333-38725), Form S-8 (No.
333-02374), Form S-8 (No. 333-107092), and Form S-8 (No. 333-107093) of our
report dated March 11, 2004 relating to the financial statements and financial statement schedule, appearing on page 54 of Post Properties, Inc.'s Form 10-K for the year ended December 31, 2003.


PricewaterhouseCoopers LLP
Atlanta, Georgia
March 11, 2004